      As filed with the Securities and Exchange Commission on June 13, 2002
                                                Registration No. 333-___________

-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  -------------

                            PAVING STONE CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)
                                  -------------

                                     NEVADA
         (State or Other Jurisdiction of Incorporation or Organization)

                                   88-0443120
                      (I.R.S. Employer Identification No.)


        1760 N.W. 22ND COURT
        POMPANO BEACH, FLORIDA                                        33069
    (Address of Principal Executive Offices)                        (Zip Code)

                 AGREEMENT BETWEEN REGISTRANT AND ROBERT MCCANN
                            (Full Title of the Plan)

                                  -------------

                               MAURICE F. SIGOUIN
                              1760 N.W. 22ND COURT
                          POMPANO BEACH, FLORIDA 33069
                     (Name and Address of Agent For Service)

                                 (954) 971-3235
          (Telephone Number, Including Area Code, of Agent For Service)

                                    Copy to:

                            EDWARD L. RISTAINO, ESQ.
                       AKERMAN, SENTERFITT & EIDSON, P.A.
                        ONE S.E. THIRD AVENUE, 28TH FLOOR
                              MIAMI, FLORIDA 33131
                                 (305) 374-5600


                         CALCULATION OF REGISTRATION FEE

---------------------------- ------------------- ----------------- --------------------- ---------------------
                                                 PROPOSED
                                                 MAXIMUM           PROPOSED MAXIMUM
TITLE OF SECURITIES          AMOUNT TO BE        OFFERING PRICE    AGGREGATE OFFERING    AMOUNT OF
TO BE REGISTERED             REGISTERED          PER SHARE(1)      PRICE                 REGISTRATION FEE(1)
---------------------------- ------------------- ----------------- --------------------- ---------------------
Common Stock,
par value $0.00001 per
share                        300,000 shares      $0.33             $99,000.00            $9.11
---------------------------- ------------------- ----------------- --------------------- ---------------------

(1) Calculated solely for the purpose of this offering under Rule 457 of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices per share of common stock, par value $0.00001 per share, of Paving Stone Corporation as reported on the Bulletin Board on June 11, 2002.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to Robert McCann as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

         The documents incorporated by reference in Item 3 of Part II hereof are available without charge, upon written or oral request by Robert McCann. Such documents are incorporated by reference in the Section 10(a) prospectus. Other documents required to be delivered to Robert McCann pursuant to Rule 428(b) of the Securities Act are also available without charge, upon written or oral request. Any such requests should be directed to the Registrant's Executive Vice President - Finance, 1760 N.W. 22nd Court, Pompano Beach, Florida 33069 ((954) 971-3235).

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by Paving Stone Corporation (the "Registrant") with the Commission are incorporated herein by reference:

         (a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001.

         (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002.

         (c) The Registrant's Current Reports on Form 8-K dated January 4, 2002, on Form 8-K/A dated January 22, 2002 and on Form 8-K/A dated March 28, 2002.

         (d) All other reports, if any, filed by the Registrant pursuant to
Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year ended December 31, 2001.

         (e) The description of the Registrant's Common Stock contained in Registration Statements filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

         Counsel for the Registrant, Akerman, Senterfitt & Eidson, P.A., has rendered an opinion to the effect that the Common Stock offered hereby, when issued, will be validly issued, fully paid and non-assessable.

         The audited financial statements incorporated by reference in this prospectus and elsewhere in this Registration Statement have been audited by Weinberg & Company, P.A., independent certified public accountants, as indicated in the reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Nevada Revised Statutes ("NRS") 78.7502 permits a Nevada corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he (a) is not liable pursuant to NRS 78.138 or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Further, the termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

         Further, NRS 78.7502 permits a Nevada corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action if he (a) is not liable pursuant to NRS 78.138 or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         Further, NRS 78.7502 provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding for which indemnification is permissible as referenced in NRS 78.7502, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

         The Registrant's Articles of Incorporation provide that the Registrant's officers and directors shall have no personal liability to the corporation or its stockholders for damages for breach of fiduciary duty as an officer or director, but that the foregoing provision does not eliminate or limit the liability of an officer or director for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or the payment of distributions in violation of NRS 78.300.

         The Registrant's Articles of Incorporation and Bylaws do not contain any provision explicitly authorizing or directing the Registrant to indemnify its officers and directors. However, pursuant to NRS 78.7502, the Registrant is authorized to indemnify its officers and directors on a case-by-case basis, and is required to indemnify its officers and directors in any situation in which the officer or director was the prevailing party.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Nevada General Corporation Law, the Registrant's Articles of Incorporation, the Registrant's By-Laws or any indemnification agreements of the Registrant with its directors or officers, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8. EXHIBITS

EXHIBIT NO.       EXHIBITS
-----------       --------

4.1               Agreement between Registrant and Robert McCann dated June 6,
                  2002.

5.1 Opinion of Akerman, Senterfitt & Eidson, P.A. regarding the legality of the Common Stock being registered.

23.1 Consent of Weinberg & Company, P.A. to the use of its opinion included in the Annual Report of the Registrant on Form 10-KSB for the fiscal year ended December 31, 2001.

23.2              Consent of Akerman, Senterfitt & Eidson, P.A. (included in
                  Exhibit 5.1).

ITEM 9. UNDERTAKINGS

(a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pompano Beach, State of Florida, on this 12th day of June, 2002.

                                      PAVING STONE CORPORATION

                                      By: /s/ MAURICE F. SIGOUIN
                                        ---------------------------------------
                                        Maurice F. Sigouin, Chairman of the
                                        Board of Directors, Chief Executive
                                        Officer and President


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                          TITLE                                            DATE
---------                          -----                                            ----
/s/ MAURICE F. SIGOUIN            Chairman of the Board of Directors,            June 12, 2002
------------------------          Chief Executive Officer and President
Maurice F. Sigouin


/s/ JACE SIMMONS                  Executive Vice President - Finance, Chief      June 12, 2002
--------------------------        Financial Officer and Director
Jace Simmons


                                  EXHIBIT INDEX

EXHIBIT NO.       DESCRIPTION
-----------       -----------

4.1               Agreement between Registrant and Robert McCann dated June 6,
                  2002.

5.1 Opinion of Akerman, Senterfitt & Eidson, P.A. regarding the legality of the Common Stock being registered.

23.1 Consent of Weinberg & Company, P.A. to the use of its opinion included in the Annual Report of the Registrant on Form 10-KSB for the fiscal year ended December 31, 2001.

23.2              Consent of Akerman, Senterfitt & Eidson, P.A. (included in
                  Exhibit 5.1).